UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-173048

Maryland	27-5466153
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, MA 02110	(617) 340-3814
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definition Agreement.

On December 2, 2015, Plymouth Industrial REIT, Inc. (the “Company”), Plymouth Industrial OP, LP, the Company’s wholly-owned subsidiary (the “Borrower”), the Property Guarantors (as defined in the Loan Extension) and Senator Global Opportunity Master Fund L.P. (“Senator”) entered into a Loan Extension, Modification and Reaffirmation Agreement (the “Loan Extension”) to the Loan Agreement, dated as of October 28, 2014, by and among the Company, the Borrower, the Property Guarantors and Senator, as amended (the “Loan Agreement”). The Loan Extension extended the maturity date of the loan under the Loan Agreement from December 28, 2015 to January 28, 2016. All other terms and conditions of the Loan Agreement remain unchanged and continue to apply.

The foregoing is a summary of the Loan Extension and is qualified in its entirety by reference to the complete text of the Loan Extension which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1    Loan Extension, Modification and Reaffirmation Agreement dated as of December 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2015

PLYMOUTH INDUSTRIAL REIT, INC.

By:    /s/ Jeffrey E. Witherell

Jeffrey E. Witherell

Chief Executive Officer